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                                                                    Exhibit 4.04


                          VERITAS SOFTWARE CORPORATION

                                    AS ISSUER


                          VERITAS OPERATING CORPORATION

                                    AS ISSUER


             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                                   AS TRUSTEE

                                -----------------

                AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 30, 1999

                                -----------------

                 5 1/4 % Convertible Subordinated Notes due 2004


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     AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE, dated as of July 30,
1999 (the "Restated First Supplemental Indenture"), between VERITAS Operating Corporation, a Delaware corporation (VERITAS Operating Corporation and its successors herein referred to as the "Company"), as co-issuer, VERITAS Software Corporation, a Delaware corporation (VERITAS Software Corporation and its successors herein referred to as "New VERITAS"), as co-issuer, (the Company and New VERITAS, collectively referred to herein as the "Issuers") and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of October 1, 1997 (the "Indenture"), relating to the Company's 5 1/4% Convertible Subordinated Notes due 2004 (the "Securities").

     WHEREAS, the Company entered into an Amended and Restated Agreement and Plan of Reorganization dated as of April 15, 1999 (the "Combination Agreement") among the Company, New VERITAS, Seagate Technology, Inc., Seagate Software, Inc., and Seagate Software Network & Storage Management Group, Inc. Pursuant to the Combination Agreement, the Company merged with and into a wholly-owned subsidiary of New VERITAS with the Company as the surviving entity (the "Merger"). Simultaneously with the Merger, the Company, which was formerly named VERITAS Software Corporation, changed its name to VERITAS Operating Corporation and New VERITAS, which was initially named VERITAS Holding Corporation, changed its name to VERITAS Software Corporation.

     WHEREAS, Section 14.3 of the Indenture provides that in the case of a merger or transfer of substantially all the assets of the Company, the Company and the Person resulting from such merger or which acquires the properties or assets of the Company shall execute and deliver to the Trustee a supplemental indenture modifying the provisions of the Indenture.

     WHEREAS, the Company desired to amend the Indenture to add New VERITAS as an additional obligor under the Indenture and the Securities on a joint and several basis with the Company and to provide that the Securities are convertible into the common stock of New VERITAS.

     WHEREAS, New VERITAS desired to assume all of the obligations of the Company under the Indenture and the Securities on a joint and several basis.

     WHEREAS, the Company, New VERITAS and the Trustee entered into a First Supplemental Indenture dated as of May 28, 1999 (the "First Supplemental Indenture") with respect to the assumption by New VERITAS of the obligations under the Indenture and the Securities, and providing that the Securities are convertible into common stock of New VERITAS.

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     WHEREAS, the First Supplemental Indenture provides that New VERITAS "may exercise every right and power of the Company under the Indenture."

     WHEREAS, New VERITAS and the Company desire to amend and restate the First Supplemental Indenture to clarify and confirm that New VERITAS' obligations under the Indenture and the Securities are subordinate in right of payment to senior indebtedness of New VERITAS.

     WHEREAS, all conditions and requirements necessary to make this Restated First Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     WHEREAS, in accordance with the terms of the Indenture, the Company and New VERITAS have requested that the Trustee execute and deliver this Restated First Supplemental Indenture and have delivered to the Trustee copies of their respective Board Resolutions authorizing the execution of this Restated First Supplemental Indenture.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                I. EFFECTIVENESS

1.1 Effectiveness of Restated First Supplemental Indenture. This Restated First Supplemental Indenture will be effective upon execution by all parties hereto. Upon effectiveness of this Restated First Supplemental Indenture, the First Supplemental Indenture shall be amended and restated in its entirety hereby.

                          II. ASSUMPTION OF OBLIGATIONS

2.1 Assumption. New VERITAS hereby unconditionally assumes joint and several liability for all of the obligations of the Company under the Indenture and the Securities, including the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Securities according to the terms of the Securities and as more fully described in the Indenture. Notwithstanding the foregoing, the Company shall remain obligated under the Indenture and the Securities, in accordance with the terms of the Indenture. New VERITAS shall be added as a co-obligor of the Indenture and may exercise every right and power of the Company under the Indenture, and the Company and New VERITAS shall be jointly and severally responsible for all obligations and covenants under the Indenture and the Securities.

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2.2  Subordination. (a) The obligations of New VERITAS under Section 2.1 hereof shall be subordinate and junior in right of payment to the New VERITAS Senior Indebtedness (as defined in Section 2.2(b) hereof) to the same extent and in the same manner that the Securities are subordinate and junior in right of payment to the Senior Indebtedness of the Company pursuant to Article Thirteen of the Indenture.

     (b) As used herein, "New VERITAS Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or connection with, Indebtedness of New VERITAS, whether outstanding on the date hereof or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by New VERITAS (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Securities. Notwithstanding the foregoing, New VERITAS Senior Indebtedness shall not include any Indebtedness of New VERITAS to any subsidiary of New VERITAS.

                                 III. AMENDMENTS

The Indenture is hereby amended as follows:

3.1 Title Paragraph. In the first paragraph of the Indenture on page 1 thereof the following amendments are hereby made:

     (a) after the phrase "dated as of October 1, 1997" therein the phrase ",as amended and supplemented" is hereby added thereto.

     (b) after the phrase "(herein called the "Company")," therein the phrase "VERITAS Holding Corporation (VERITAS Holding Corporation and its successors herein called "New VERITAS")" is hereby added thereto.

3.2  Definitions. The following amendments are hereby made to Section 1.1 of the
Indenture:

     (a) the definition of "Common Stock" is replaced in its entirety by the following:

               "Common Stock" includes any stock or shares of any class of New VERITAS which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation,

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          dissolution or winding up of New VERITAS and which is not subject to redemption by New VERITAS; provided, however, subject to the provisions of Section 12.11, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of New VERITAS at the date of the First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of New VERITAS and which are not subject to redemption by New VERITAS; provided, further, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     (b) the definition of "Fundamental Change" is replaced in its entirety by the following:

               "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock of New VERITAS shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock or shares which are (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

3.3  Securities Convertible into New VERITAS Common Stock.

     (a) The words "Common Stock of the Company" are hereby deleted and replaced with the words "Common Stock of New VERITAS" in Article Twelve and elsewhere in the Indenture.

     (b) The first paragraph of Section 12.11 of the Indenture is hereby amended and restated in its entirety as follows:

               If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock of New VERITAS (other than a subdivision or combination to which Section 12.4(3) applies), (ii) any consolidation, merger or combination of New VERITAS with another corporation as a result of which holders of Common Stock of New VERITAS

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          shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of New VERITAS as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock of New VERITAS shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then New VERITAS, or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock of New VERITAS issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock of New VERITAS available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock of New VERITAS is (i) not a Person with which New VERITAS consolidated or into which New VERITAS merged or which merged into New VERITAS or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock of New VERITAS in respect of which such rights of election shall not have been exercised ("Non-electing Share")), then for the purposes of this Section 12.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 12.11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales or conveyances. Notice of the execution of such a supplemental indenture shall be given by New VERITAS to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

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     (c)  In the second paragraph of Section 12.11, in Sections 12.2 through
12.9, and in Section 12.12 of the Indenture, the words "the Company" are hereby deleted and replaced with the words "New VERITAS".

3.4 Amendment to Section 14 of the Indenture. In Sections 14.1 and 14.2 of the Indenture relating to the rights of Holders to cause the Company to repurchase the Securities following a Fundamental Change, references to "the Company" are hereby deleted in their entirety and replaced with references to "New VERITAS" and references to "the Company Notice" are hereby deleted and replaced in their entirety and replaced with "the New VERITAS Notice".

                           IV. NOTIFICATION TO HOLDERS

4.1 Notice to Holders of Securities. The Company shall notify the Holders in accordance with Section 8.6 of the Indenture of the execution of this Restated First Supplemental Indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this Restated First Supplemental Indenture.


                           V. MISCELLANEOUS PROVISIONS

5.1 Incorporation of Indenture. All the provisions of this Restated First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Restated First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

5.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Restated First Supplemental Indenture by any of the provisions of the Trust Indenture Act, the required provision shall control.

5.3 Terms Defined. For all purposes of this Restated First Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this Restated First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

5.4 Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this Restated First Supplemental Indenture, any reference to the Indenture or the Securities shall mean the Indenture or the Securities, as the case may be, as so amended by this Restated First Supplemental Indenture.

5.5 Governing Law. The internal laws of the State of New York shall govern this Restated First Supplemental Indenture, without regard to the principles of the conflicts of law thereof.

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5.6  Successors. All agreements of the Company and New VERITAS in this Restated
First Supplemental Indenture and the Securities shall bind its successors and assigns. This Restated First Supplemental Indenture shall be binding upon each Holder of Securities and their respective successors and assigns.

5.7 Multiple Counterparts. The parties may sign multiple counterparts of this Restated First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

5.8 Effectiveness. In accordance with Sections 8.1 and 8.3 of the Indenture, the Company and New VERITAS shall have delivered Board Resolutions authorizing the execution of this Restated First Supplemental Indenture, Officers' Certificates and an Opinion of Counsel to the Trustee as conclusive evidence that this Restated First Supplemental Indenture complies with the applicable requirements of the Indenture and that all of the conditions precedent to the effectiveness of this Restated First Supplemental Indenture have been satisfied.

5.9 Trustee Disclaimer. The Trustee accepts the amendment of the Indenture and the Securities effected by this Restated First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and New VERITAS, or for or with respect to (i) the validity, efficacy or sufficiency of this Restated First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and New VERITAS by corporate action or otherwise, (iii) the due execution hereof by the Company and New VERITAS or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

5.10 Separability Clause. In case any clause of this Restated First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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                                  V. SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated First Supplemental Indenture to be duly executed, all as of the date first written above.



VERITAS OPERATING CORPORATION, as Issuer


By:    /s/ MARK LESLIE
       ------------------------------
Name:  Mark Leslie
       ------------------------------
Title: Chief Executive Officer
       ------------------------------


VERITAS SOFTWARE CORPORATION, as Issuer


By:    /s/ MARK LESLIE
       ------------------------------
Name:  Mark Leslie
       ------------------------------
Title: Chief Executive Officer
       ------------------------------


STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


      [SIGNATURE PAGE TO AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE]

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                                  V. SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated First Supplemental Indenture to be duly executed, all as of the date first written above.



VERITAS OPERATING CORPORATION, as Issuer


By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


VERITAS SOFTWARE CORPORATION, as Issuer


By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

By:    /s/ JONI D'AMICO
       ------------------------------
Name:  Joni D'Amico
       ------------------------------
Title: Vice President
       ------------------------------


      [SIGNATURE PAGE TO AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE]

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